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                                                                     Exhibit 7.1


DELOITTE &
   TOUCHE
   (LOGO)                      Deloitte & Touche LLP   Telephone: (615) 259-1800
                               Suite 2400              Facsimile: (615) 259-1857
                               424 Church Street
                               SunTrust Center
November 30, 1998              Nashville, Tennessee 37219


Mr. Steve Birdwell
Chief Financial Officer
ShoLodge, Inc.
Hendersonville, Tennessee

Dear Mr. Birdwell:

This is to confirm that the client-auditor relationship between ShoLodge, Inc. (Commission File Number 0-19840) and Deloitte & Touche LLP has ceased.

Sincerely,

/s/ Deloitte & Touche LLP
----------------------------------

DELOITTE & TOUCHE LLP

cc: Office of the Chief Accountant
SECPS Letter File
Securities and Exchange Commission
Mail Stop 9-5
450 Fifth Street, N.W.
Washington, D.C. 20549